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                           SCHEDULE 14A INFORMATION

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                        Northstar Health Services, Inc.
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               (Name of Registrant as Specified In Its Charter)



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Northstar Health Services Inc.                                    Press Release
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PRELIMINARY

For more information contact: Melissa M. Krantz
                     The Krantz Group, Inc.
                     (212)891-7235


                                                           For Immediate Release



                   Northstar Retains Advest to Maximize Value
                    Cites Insider Trading By Dissident Group

     (Indiana, Pennsylvania) -- March 10, 1997 -- Northstar Health Services, Inc. says it has filed a preliminary Schedule 14A Revocation of Consent Statement with the Securities and Exchange Commission. The filing details why Northstar believes shareholders should support the current Board and urges shareholders to revoke any consent they may already have filed at the request of the "Committee" organized by Thomas W. Zaucha, recently terminated for cause from his position as Northstar's CEO.

     According to the Company, Zaucha and Commonwealth have acted irresponsibly toward shareholders through persistent acts of conflicts of interest, attempts to remove corporate assets, and apparent acts of insider trading and stock price manipulation. Unbeknownst to the Company, Zaucha purchased 75,000 shares of Northstar common stock during December 1996 while in possession of material insider information. These purchases, together with purchases by others associated with his "Committee", represent egregious acts of securities fraud.

     In joining with Commonwealth, Mr. Zaucha further defied the admonitions of Northstar's Special Counsel to the Investigation and the Board of Directors which terminated the Company's relationship with Commonwealth in October 1996 for its refusal to cooperate with the Special Investigation of the Board. The investigation was conducted to resolve questions regarding the resignation of KPMG Peat Marwick L.L.P., who had cited concerns about related-party transactions and issues of management integrity.

     The Company stated, given the fraud revealed by its investigation and litigation against prior management, Northstar's turnaround requires considerable time and involvement on the part of the Board of Directors and management if it is to be completed. In the Board's view, it is a process that, because of the Board's extensive knowledge of the Company's business, operations and customers, will be better carried out by this Board than by the Committee's nominees.

     In a related matter, Northstar reconfirmed its commitment to explore all alternatives to maximize shareholder value by instructing Advest, Inc., its financial adviser, to aggressively pursue all such opportunities including those which Zaucha or his Committee may propose.

     Northstar Health Services, Inc. is a leading regional provider of rehabilitation therapy, mobile diagnostics, subacute contracted care and related services at outpatient rehabilitation clinics and by contact to other health care facilities in Pennsylvania, Ohio, Illinois and West Virginia.


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